Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Black Raven Energy, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2010 (the “Report”), the undersigned, Chief Executive Officer and Acting Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by this report.

Date: August 16, 2010	/s/ Thomas E. Riley
Thomas E. Riley
Chief Executive Officer
(Principal Executive Officer)

/s/ Patrick A. Quinn
Patrick A. Quinn
Acting Chief Financial Officer
(Principal Financial Officer)